Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”), dated as of June 20, 2023 (the “Effective Date”), by and between Inpixon, a Nevada corporation (the “Company”), and each person or entity identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively, the “Holders”), amends that certain Warrant Purchase Agreement, dated May 15, 2023, by and among the Company and the Holders (as amended from time to time in accordance with its terms, the “Purchase Agreement”), and each of the Common Stock Purchase Warrants issued by the Company on May 17, 2023 (as amended from time to time in accordance with their terms, the “Warrants”) pursuant to the terms and conditions of the Purchase Agreement, held by the Holders. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or the Warrants, as applicable.

WHEREAS, pursuant to the terms of the Purchase Agreement, no provision of the Purchase Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 50.1% of the Warrants then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; and

WHEREAS, pursuant to the terms of the Warrants, the Warrants may be amended with the written consent of the Company and the holders of a majority of the then outstanding Warrants (based on the number of Warrant Shares then underlying such Warrants).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that:

1. As of the Effective Date, the following definitions are hereby inserted alphabetically in Section 1.1 of the Purchase Agreement:

“Amendment” means that certain Amendment Agreement, dated as of June 20, 2023, by and among the Company and the Purchasers.

“Amendment Effective Date” means the effective date of the Amendment.

“Equity Financing” shall mean the sale by the Company of its Common Stock or Common Stock Equivalents to investors for cash proceeds.

“Participation Right” shall have the meaning ascribed to such term in Section 4.15(a).

“Pro Rata Portion” means the ratio of (x) the Subscription Amount of Warrants purchased on the Closing Date by a Purchaser exercising their Participation Right in connection with a Subsequent Financing and (y) the sum of the aggregate Subscription Amount of Warrants purchased on the Closing Date by all Purchasers exercising their Participation Right in connection with a Subsequent Financing.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.15(a).

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.15(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.15(a).

2. As of the Effective Date, Section 4.15 of the Purchase Agreement is hereby amended and restated as follows:

“4.15 Participation in Future Financing.

(a) Beginning on the Amendment Effective Date and ending on the date that is the earlier of (i) the 12-month anniversary of the Closing Date or (ii) the date on which the Purchaser’s Warrant has been redeemed in full or such Purchaser otherwise no longer beneficially owns any Warrants, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents in an Equity Financing (a “Subsequent Financing”), such Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to its Pro Rata Portion for an aggregate of twenty percent (20%) of the Subsequent Financing on the same terms as contemplated by such Subsequent Financing (the “Participation Right”), provided, however, that no Purchaser shall have the right to exercise its Participation Right if approval of the Company’s stockholders would be required by the rules and regulations of the applicable Trading Market if such stockholder were to exercise its Participation Right in connection with such Subsequent Financing. Within two (2) Trading Day prior to the closing of a Subsequent Financing, the Company will notify the Purchaser of its intent to effect a Subsequent Financing (the “Pre-Notice”) and upon Purchaser's confirmation of its desire to review the details of such Subsequent Financing (which must be provided within 24 hours of the Company’s delivery of the Pre-Notice), the Company will advise the Purchaser of the proposed material terms of the Subsequent Financing (the “Subsequent Financing Notice”). Such Purchaser shall have 24 hours from receipt of such Subsequent Financing Notice to elect to exercise its Participation Right for such Subsequent Financing.

(b) Notwithstanding anything to the contrary contained herein, this Section 4.15 shall not apply in respect of the issuance of (a) shares of Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the Board of Directors or a majority of the members of a committee established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) securities issued pursuant to acquisitions, dispositions or strategic transactions approved by a majority of the disinterested directors of the Company, (d) shares of Common Stock issued in any at-the-market offering, and (e) shares of Common Stock issued in exchange for outstanding indebtedness.”

3. As of the Effective Date, Section 4.16 of the Purchase Agreement is hereby amended and restated as follows:

“4.16 Registration Rights.

(a) Registration Statement. The Company shall use commercially reasonable efforts to file a registration statement on Form S-1 (or other appropriate form) within 45 calendar days of the date of this Agreement providing for the resale by the Purchasers of the Warrant Shares and the Rights Shares issued and issuable upon exercise of the Warrants and the Rights, as applicable. The Company shall use commercially reasonable efforts to cause such registration statement to become effective no later than the later of (i) 30 days following the filing thereof and (ii) 60 days following the Closing Date, and to keep such registration statement effective at all times until no Purchaser owns any Warrants.

(b) Limitation on Registration. In the event that the staff of the Commission (the “Staff”) determines that the full amount of the Warrant Shares and the Rights Shares cannot be registered on the Registration Statement due to limitations under Rule 415 of the Securities Act, then the Company shall: (i) register the resale of that portion of the Warrant Shares and the Rights Shares as the Staff may permit under its interpretations of Rule 415, and (ii) undertake to register the remaining portion of the Warrant Shares and the Rights Shares as soon as registration would be permitted under Rule 415, as determined by the Company in good faith based on the Staff’s publicly available interpretations of Rule 415.”

4. As of the Effective Date, Section 2(b) of each Warrant is hereby amended and restated as follows:

“b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.26, subject to adjustment hereunder (the “Initial Exercise Price”); provided, that upon receipt of Stockholder Approval, the exercise price shall equal the lower of (i) the Initial Exercise Price and (ii) 90% of the lowest VWAP of the Common Stock for the five (5) Trading Days immediately prior to the date on which a Notice of Exercise is submitted to the Company (the “Adjusted Exercise Price”); provided, however, that the Adjusted Exercise Price shall not be less than $0.10; and provided further that any exercise of this Warrant with an Adjusted Exercise Price shall be subject to the Company’s consent unless the trading price of the Common Stock as of the time the Notice of Exercise is delivered to the Company is at least 10% or more above the prior Trading Day’s Nasdaq Official Closing Price. The Initial Exercise Price and the Adjusted Exercise Price, as applicable, may each be referred to herein as the “Exercise Price”.”

5. As of the Effective Date, Section 3(a) of each Warrant is hereby amended and restated as follows:

“a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any Subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, in connection with a Fundamental Transaction.”

6. As of the Effective Date, Section 3(b) of each Warrant is hereby deleted in its entirety and replaced with the following language:

“b) Intentionally omitted.”

7. As of the Effective Date, Section 3(c) of each Warrant is hereby deleted in its entirety and replaced with the following language:

“c) Intentionally omitted.”

8. As of the Effective Date, Section 5(a) of each Warrant is hereby amended and restated as follows:

“a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i). Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(c)(i), Section 2(c)(iv) and Section 3(d) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.”

9. Waiver. The Holders hereby waive any actual or potential breach or default by the Company with respect to any provisions, conditions, requirements, representations, warranties, covenants or agreements in the Purchase Agreement, the Warrants or in the other Transaction Documents that occurred or may have occurred on or prior to the Effective Date.

10. Representations and Warranties of the Holders. Each Holder, for itself and for no other Holder, hereby represents and warrants as of the Effective Date to the Company as follows:

(a) Organization; Authority. Such Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment and performance by such Holder of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. This Amendment has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Access to Information. Such Holder acknowledges that it has had the opportunity to review this Amendment and the SEC Reports, and if applicable, has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning this Amendment; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate such investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to such investment.

11. Independent Nature of Holder’s Obligations and Rights. The obligations of such Holder under this Amendment are several and not joint with the obligations of any other Holder, and such Holder shall not be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Amendment. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment. Such Holder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Amendment. Each Holder has been represented by its own separate legal counsel in its review and negotiation of this Amendment. It is expressly understood and agreed that each provision contained in this Amendment is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

12. Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K, including this Amendment as an exhibit thereto, with the Commission prior to 9:30 a.m., Eastern Time, on the Business Day immediately following the date hereof. From and after such filing, the Company represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents. In addition, effective upon such filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and any of the Holders or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Holder, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders with prior notice of such disclosure permitted.

13. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Purchase Agreement and the Warrants are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, this Amendment will not be construed as an amendment to or waiver of any other provision of the Purchase Agreement or the Warrants. The terms of this Amendment shall control and supersede the terms of the Purchase Agreement and the Warrants to the extent inconsistent with the Purchase Agreement or the Warrants, as applicable, but only with respect to the subject matter hereof. On and after the Effective Date, each reference in the Purchase Agreement to “the Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Purchase Agreement as amended by this Amendment. On and after the Effective Date, each reference in the Warrants to “the Warrant,” “this Warrant,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Warrant as amended by this Amendment.

14. No Third-Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

15. Miscellaneous. This Amendment is governed solely by Nevada law without regard to conflicts of law provisions. This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective permitted successors and assigns. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INPIXON

By:
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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[Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Name of Holder:

By:
Name:
Title:

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